As filed with the Securities and Exchange Commission on September 24, 2007
Registration No. 333-146055

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
Amendment No. 1 to
FORM F-10
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
MAGNA INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

Ontario, Canada (Province or other jurisdiction of incorporation or organization)	3714 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
337 Magna Drive, Aurora, Ontario L4G 7K1, Canada (905) 726-2462
(Address and telephone number of Registrant’s principal executive offices)
__________________________
CT Corporation System
111 Eighth Avenue, New York, New York 10011
(212) 894-8940
 (Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
__________________________

Scott M. Freeman Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-7358
__________________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

Province of  Ontario, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.     ☒  upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.     ☐   at some future date (check the appropriate box below)

1.     ☐    pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐
pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus has been filed under legislation in the Province of Ontario that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Magna International Inc. at 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1, telephone: (905) 726-7022, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS
Secondary Offering	September 20, 2007

MAGNA INTERNATIONAL INC.
20,000,000 Class A Subordinate Voting Shares

This prospectus may be used by any of BNP Paribas S.A. (“BNPP”), Veleron Holding B.V. (“RM Sub”), 2143453 Ontario Inc. (“Newco I.5”), 2143455 Ontario Inc. (“Newco II”) or any of their permitted assignees (collectively, the “Selling Shareholders”) in connection with resales (if any) from time to time during the 25 month period that this prospectus, including any amendments, remains valid, of up to 20,000,000 of our Class A Subordinate Voting Shares issued by us to Newco II pursuant to a plan of arrangement under the Business Corporations Act (Ontario) (the “OBCA”) on September 20, 2007 or up to 20,000,000 of our Class A Subordinate Voting Shares that may be issued by us to RM Sub or Newco I.5 in indirect exchange for such shares (collectively, the “Registrable Securities”), as adjusted for any splits, combinations, mergers, reorganizations and similar events.  For more information about the Selling Shareholders see “Selling Shareholders”.  This prospectus is being filed pursuant to a registration rights agreement dated September 20, 2007 between us, RM Sub, Newco I.5, Newco II and BNPP (the “Registration Rights Agreement”).  See “Plan of Distribution”.

The Selling Shareholders may sell Registrable Securities to or through underwriters or dealers or directly to investors or through agents.  The prospectus supplement relating to a particular offering of Registrable Securities will identify each person who may be deemed to be an underwriter with respect to such offering and will set forth the terms of the offering of such securities, including, to the extent applicable, the offering price, the proceeds that the Selling Shareholders will receive, the underwriting discounts or commissions and any other discounts or concessions to be allowed or paid to dealers.  The managing underwriter or underwriters with respect to any Registrable Securities sold to or through underwriters will be named in the related prospectus supplement.  See “Plan of Distribution”.

We will provide specific terms of any offering of Registrable Securities by the Selling Shareholders in one or more prospectus supplements. All information omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus.

You should read this prospectus, any applicable prospectus supplement and any document incorporated by reference carefully before you invest in Class A Subordinate Voting Shares. Each prospectus supplement will be incorporated by reference into this prospectus as of the date of the prospectus supplement and only for the purpose of the distribution of those Registrable Securities to which the prospectus supplement pertains.

We will not receive any of the proceeds from the resale of the Registrable Securities by any of the Selling Shareholders. We will be responsible for registration expenses relating to this prospectus, the shelf registration statement filed with the United States Securities and Exchange Commission (the “SEC”) and the first two prospectus supplements (if any) filed in connection with this prospectus.  All other expenses will be borne by the Selling Shareholders and will be set out in a prospectus supplement.  See “Plan of Distribution”.

Our head and registered office is located at 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1.  Our Class A Subordinate Voting Shares are listed and traded on the Toronto Stock Exchange (the “TSX”) under the symbol “MG.A.” and on the New York Stock Exchange (the “NYSE”) under the symbol MGA.  On September 19 2007, the closing price per share of our Class A Subordinate Voting Shares was Cdn $ 93.80 on the TSX, and on September 19, 2007 the closing price per share was U.S.$ 92.59 on the NYSE.

Under present law, any offer to purchase our Class B Shares, whether by way of a public offer or private transaction and regardless of the offered price, would not necessarily result in an offer to purchase Class A Subordinate Voting Shares.  Accordingly, holders of Class A Subordinate Voting Shares do not have a right to participate if a take-over bid is made for Class B Shares. See “Description of Share Capital”.

Prospective investors resident in the United States should be aware that this offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Registrable Securities described herein may have tax consequences both in Canada and the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of Ontario, that many of our officers and directors are residents of a foreign country, that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country, and that a substantial portion of our assets and the assets of such persons may be located outside the United States.

Investing in Class A Subordinate Voting Shares involves risks that are referenced in the “Risk Factors” section on page 9 of this prospectus.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR PROVINCIAL SECURITIES REGULATOR HAS BEEN APPROVED OR DISAPPROVED THE REGISTRABLE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

INFORMATION CONTAINED IN THIS PROSPECTUS	3
NOTICE TO U.S. INVESTORS	4
DOCUMENTS INCORPORATED BY REFERENCE	4
FORWARD LOOKING STATEMENTS	6
ABOUT MAGNA INTERNATIONAL INC.	7
SELLING SHAREHOLDERS	7
RISK FACTORS	8
USE OF PROCEEDS	8
DESCRIPTION OF SHARE CAPITAL	8
PLAN OF DISTRIBUTION	10
AUDITORS, TRANSFER AGENT AND REGISTRAR	12
LEGAL MATTERS	12
INTERESTS OF EXPERTS	12
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	12
PURCHASERS’ STATUTORY RIGHTS	13

INFORMATION CONTAINED IN THIS PROSPECTUS

In this prospectus and in any prospectus supplement, unless otherwise indicated, references to “we”, “us”, “our”, “Magna” or the “Corporation” are to Magna International Inc. and its consolidated subsidiaries and jointly controlled entities.  All references to “U.S.$” or “$” are to U.S. dollars and all references to “Cdn. $” are to Canadian dollars.

This prospectus is part of a registration statement on Form F-10 relating to the Registrable Securities that we have filed with the SEC.  Under the registration statement, the Selling Shareholders  may, from time to time, sell any of the Registrable Securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the Registrable Securities that the Selling Shareholders may offer.  Each time the Selling Shareholders sell Registrable Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering of Registrable Securities.  The prospectus supplement may also add to, update or change information contained in this prospectus.  Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and any documents incorporated by reference.  This prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us, the Selling Shareholders and the Registrable Securities.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any such person. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state or province in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

NOTICE TO U.S. INVESTORS

We are incorporated under the OBCA.  Many of our officers and directors, and some of the experts named in this prospectus, are Canadian residents, and a substantial portion of our assets and the assets of such persons are located outside the United States.  As a result, it may be difficult for investors in the United States to effect service of process within the United States upon such directors, officers and representatives of experts who are not residents of the United States or to enforce against them judgments of United States courts based upon civil liability under the United States federal securities laws or the securities laws of any state within the United States.  We have been advised by our Canadian counsel, Osler, Hoskin & Harcourt LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes.  We have also been advised by Osler, Hoskin & Harcourt LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X.  We have appointed CT Corporation Systems, 111 Eighth Avenue, New York, NY 10011 as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Registrable Securities under this prospectus.

We prepare our consolidated financial statements in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which differ from United States generally accepted accounting principles (“U.S. GAAP”).  Therefore, our consolidated financial statements incorporated by reference in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus and in any applicable prospectus supplement may not be comparable to financial statements prepared in accordance with U.S. GAAP.  You should refer to the applicable note to our audited comparative consolidated financial statements as at and for the year ended December 31, 2006 for a discussion of the principal differences between our financial results determined under Canadian GAAP and under U.S. GAAP.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with the securities commissions or similar regulatory authorities in each of the provinces of Canada and with the SEC under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), are specifically incorporated by reference in, and form an integral part of, this prospectus:

(a)	our annual information form for the year ended December 31, 2006, dated March 29, 2007;

(b)	our audited comparative consolidated financial statements as at and for the year ended December 31, 2006, together with the notes thereto and the auditors’ report thereon;

(c)	management’s discussion and analysis of our results of operations and financial condition for the year ended December 31, 2006;

(d)	our unaudited comparative consolidated financial statements for the three month and six month periods ended June 30, 2007, together with the notes thereto;

(e)	management’s discussion and analysis of our results of operations and financial condition for the three and six month periods ended June 30, 2007;

(f)	our management information circular/proxy statement in connection with the annual and special meeting of our shareholders held on May 10, 2007;

(g)	our material change report dated May 17, 2007 relating to the proposed strategic investment in Magna by Russian Machines;

(h)
our management information circular/proxy statement dated July 25, 2007 in connection with the special meeting of our shareholders held on August 28, 2007 to consider the plan of arrangement with respect to the strategic investment in Magna by open joint stock company Russian Machines ("Russian Machines");  and

(i)
our material change report dated May 18, 2007 relating to BMW’s intention to commence in-house assembly of the next generation BMW X3 following end of production of the current generation X3 at our Graz, Austria facility: and.

(j)
our material change report dated August 14, 2007 relating to our financial results for the three and six months ended June 30, 2007 and the dividend payable on September 14, 2007 to shareholders of record on August 31, 2007.

Any documents of the type referred to above (except confidential material change reports) together with any business acquisition report and other disclosure document required to be filed pursuant to an undertaking to a provincial securities regulatory authority filed by us with the various provincial securities commissions or similar regulatory authorities in Canada or filed with or furnished to the SEC after the date of this prospectus and prior to the termination of any offering of securities hereunder shall be deemed to be incorporated by reference into this prospectus.  To the extent that any document or information incorporated by reference in this prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this prospectus forms a part.  In addition, we may incorporate by reference into this prospectus from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.  The making of such a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made.

Upon a new annual information form and new annual financial statements and related management’s discussion and analysis being filed with the applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and related management’s discussion and analysis, all interim financial statements and related management’s discussion and analysis, material change reports and information circulars filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Registrable Securities under this prospectus.

A prospectus supplement containing the specific terms of an offering of any Registrable Securities will be delivered to purchasers of such securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of such prospectus supplement but only for purposes of the offering of the Registrable Securities covered by that prospectus supplement.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from our Corporate Secretary at 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1, telephone: (905) 726-7022.  These documents are also available electronically at www.sedar.com under our name.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports and other information with the SEC.  Our recent SEC filings may be obtained over the Internet at the SEC’s website at www.sec.gov.  You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20459.  Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities and copying charges.  Copies of reports and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

FORWARD LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, may contain statements that, to the extent that they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of applicable securities legislation. Forward-looking statements may include financial and other projections, as well as statements regarding our future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. We use words such as “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate” and similar expressions to identify forward-looking statements. Any such forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to several risks, assumptions and uncertainties.  These risks, assumptions and uncertainties include the impact of: declining production volumes and changes in consumer demand for vehicles; a reduction in the production volumes of certain vehicles, such as certain light trucks; the termination or non-renewal by our customers of any material contracts; our ability to offset increases in the cost of commodities, such as steel and resins, as well as energy prices; fluctuations in relative currency values; our ability to offset price concessions demanded by our customers; our dependence on outsourcing by our customers; our ability to compete with suppliers with operations in low cost countries; changes in our mix of earnings between jurisdictions with lower tax rates and those with higher tax rates, as well as our ability to fully benefit from tax losses; other potential tax exposures; the financial distress of some of our suppliers and customers; the inability of our customers to meet their financial obligations to us; our ability to fully recover pre-production expenses; warranty and recall costs; product liability claims in excess of our insurance coverage; expenses related to the restructuring and rationalization of some of our operations; impairment charges; our ability to successfully identify, complete and integrate acquisitions; risks associated with program launches; legal claims against us; risks of conducting business in foreign countries; labour union activities at our facilities; work stoppages and labour relations disputes; changes in laws and governmental regulations; costs associated with compliance with environmental laws and regulations; potential conflicts of interest involving our controlling shareholder; and other factors set out in our annual information form filed with securities regulatory authorities in the provinces and territories of Canada and our annual report on Form 40-F filed with the SEC, and subsequent filings. In evaluating forward-looking statements, readers should specifically consider the various factors, including those contained under "Risk Factors" below, which could cause actual events or results to differ materially from those indicated by such forward-looking statements. Unless otherwise required by applicable securities laws, we do not intend, nor do we undertake, to update or revise any forward-looking statements to reflect subsequent information, events, results or circumstances or otherwise.

ABOUT MAGNA INTERNATIONAL INC.

We are a corporation existing under the laws of the Province of Ontario. We are the most diversified automotive supplier in the world. We design, develop and manufacture automotive systems, assemblies, modules and components, and engineer and assemble complete vehicles primarily for sale to original equipment manufacturers (OEMs) of cars and light trucks in North America, Europe, Asia, South America and Africa. Our capabilities include: the design, engineering, testing and manufacture of: automotive interior systems; seating systems; closure systems; metal body and structural systems; vision systems; exterior systems; roof systems; electronic systems; powertrain systems; as well as complete vehicle engineering and assembly.

SELLING SHAREHOLDERS

Set out below is a description of the Selling Shareholders who may choose to sell Registrable Securities pursuant to this prospectus and applicable prospectus supplement.  All information relating to the Selling Shareholders contained in this prospectus has been provided to us by the applicable Selling Shareholder. We have relied upon this information without having made independent inquiries as to the accuracy or completeness thereof; however, we have no reason to believe that any such information is misleading or inaccurate.

BNPP

BNPP is a French incorporated company (société anonyme) with limited liability. BNPP is one of the largest international banking networks with strong positions in Asia and a significant presence in the European Union, the United States and Asia. BNPP operates in over 85 countries and has 150,500 employees, including 118,700 in Europe, 14,800 in North America and 5,700 in Asia.  BNPP enjoys key positions in its three core businesses: Retail Banking, Asset Management & Services and Corporate and Investment Banking. BNPP’s principal office is located at 16 Boulevard des Italiens, 75009 Paris, France.

RM Sub

RM Sub is a company existing under the laws of The Netherlands and a wholly-owned subsidiary of Russian Machines. Russian Machines is a company existing under the laws of Russia and a wholly-owned subsidiary of Basic Element Limited (“Basic Element”), one of the largest, privately held industrial conglomerates operating in Russia. Russian Machines represents the machinery sector of Basic Element, and includes airplane manufacturer Aviacor, train car manufacturer Abakanvagonmash, and a majority interest in the automobile manufacturer GAZ Group. GAZ Group is Russia’s second-largest automotive company producing cars, vans, trucks, buses and construction equipment, and is the fourth-largest bus and seventh-largest light commercial vehicle manufacturer worldwide. The unaudited consolidated revenues of Russian Machines and GAZ Group for the fiscal year ended December 31, 2006 were approximately $4.7 billion and $4.5 billion, respectively. Russian Machines’ subsidiaries currently employ approximately 130,000 people. RM Sub is the vehicle through which Russian Machines holds certain of its investments but does not carry on any other active business or operations.

Newco I.5 and Newco II

Each of Newco I.5 and Newco II was incorporated under the OBCA on July 25, 2007. Newco I.5 is owned directly by M Unicar Inc. (“Newco”) and indirectly, through MPMAG Holdings Inc. (“MPMAG”), by Donald J. Walker and Siegfried Wolf, our co-chief executive officers, Vincent J. Galifi, our Executive Vice-President and Chief Financial Officer, Peter Koob, our Executive Vice-President, Corporate Development, and Jeffrey O. Palmer, our Executive Vice-President (collectively, the “Principals”).  Newco is owned directly by RM Sub and indirectly by (i) the Stronach Trust, whose trustees consist of Mr. Frank Stronach, our founder and Chairman and Ms. Belinda Stronach, our Executive Vice Chairman, and certain other members of their immediate family, and (ii) the Principals through MPMAG.  Newco II is owned directly by Newco I.5 and RM Sub and currently holds the Registrable Securities.

RISK FACTORS

An investment in Class A Subordinate Voting Shares involves significant risks. You should carefully consider the risks identified in our most recent annual information form and management’s discussion and analysis, our management information circular/proxy statement dated July 25, 2007 and other documents incorporated by reference herein, as well as in any prospectus supplement before you make an investment decision pursuant to this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.  In addition to historical information, the information in this prospectus contains “forward-looking” statements about our future business and performance.  See “Forward-Looking Statements”.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any Registrable Securities by any of the Selling Shareholders.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of Class A Subordinate Voting Shares, 1,412,341 Class B Shares and 99,760,000 Preference Shares, issuable in series, all with no par value.  As of the effective time of the Arrangement on September 20, 2007, a total of 129,641,872 Class A Subordinate Voting Shares and 726,829 Class B Shares were outstanding.  No Preference Shares have been issued or are outstanding.  The percentage of aggregate voting rights attached to our outstanding Class A Subordinate Voting Shares as of such time was approximately 37.3%.

The following is a brief description of the significant attributes of our authorized share capital and is qualified in its entirety by reference to the detailed provisions in our charter documents.  Additional terms and conditions relating to our authorized share capital are set out in our Corporate Constitution, which is described in our most recent annual information form.

Class A Subordinate Voting Shares

The holders of Class A Subordinate Voting Shares are entitled:

•
to one vote for each Class A Subordinate Voting Share held (together with the holders of Class B Shares, which are entitled to vote at such meetings on the basis of 300 votes per Class B Share held) at all meetings of Shareholders, other than meetings of the holders of another class or series of shares;

•
to receive, on a pro rated basis with the holders of Class B Shares, any dividends (except for stock dividends, as described below) that may be declared by our board of directors (the “Board”), subject to the preferential rights attaching to shares ranking in priority to Class A Subordinate Voting Shares and Class B Shares; and

•
to receive, after the payment of our liabilities and subject to the rights of the holders of shares ranking in priority to the Class A Subordinate Voting Shares and Class B Shares, on a pro rated basis with the holders of Class B Shares, all our property and net assets available for distribution in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of assets among our shareholders for the purpose of winding-up our affairs.

Class B Shares

The holders of Class B Shares are entitled to:

•
300 votes for each Class B Share held (together with the holders of Class A Subordinate Voting Shares, which are entitled to vote at such meetings on the basis of one vote per share held) at all meetings of Shareholders, other than meetings of the holders of another class or series of shares;

•
receive, on a pro rated basis with the holders of Class A Subordinate Voting Shares, any dividends (except for stock dividends, as described below) that may be declared by the Board, subject to the preferential rights attaching to shares ranking in priority to Class B Shares and Class A Subordinate Voting Shares;

•
receive, after the payment of all our liabilities and subject to the rights of the holders of shares ranking in priority to the Class B Shares and Class A Subordinate Voting Shares, on a pro rated basis with the holders of Class A Subordinate Voting Shares, all our property and net assets available for distribution in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of assets among our shareholders for the purpose of winding-up our affairs; and

•	convert Class B Shares into Class A Subordinate Voting Shares, on a one-for-one basis.

Stock Dividends

The Board may declare a simultaneous stock dividend payable on Class A Subordinate Voting Shares in Class A Subordinate Voting Shares and payable on Class B Shares in Class A Subordinate Voting Shares or in Class B Shares.  No dividend payable in Class B Shares may be declared on Class A Subordinate Voting Shares.

Preference Shares

The Board may, without any approval of our shareholders, fix the number of shares in and determine the attributes of an individual series of Preference Shares and issue shares of such series from time to time.  The shares of each such series will be entitled to a preference over the Class A Subordinate Voting Shares and Class B Shares, but will rank equally with the Preference Shares of every other series with respect to the payment of dividends and in the distribution of our property and net assets available for distribution in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of assets among our shareholders for the purpose of winding-up our affairs.

Amendments to Share Provisions and Other Matters

The provisions attaching to the Preference Shares, to a series of Preference Shares, to Class A Subordinate Voting Shares and to Class B Shares may not be deleted or varied without the approval of the holders of the class or series concerned.  In addition, no shares of a class ranking prior to or on a parity with the Preference Shares, Class A Subordinate Voting Shares or Class B Shares may be created without the approval of the holders of the class or each series of the class concerned.  Any approval required to be given must be given by a resolution passed by at least two-thirds of the votes cast by those present in person or by proxy at a meeting of the holders of the class or series concerned duly called for that purpose in addition to any other consent or approval required by law.

Neither the Class A Subordinate Voting Shares nor Class B Shares may be subdivided, consolidated, reclassified or otherwise changed unless, contemporaneously therewith, the other class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

Under present law, any offer to purchase Class B Shares, whether by way of a public offer or private transaction and regardless of the offered price, would not necessarily result in an offer to purchase Class A Subordinate Voting Shares.  Accordingly, holders of Class A Subordinate Voting Shares do not have a right to participate if a take-over bid is made for Class B Shares.

Dividend Policy

Our Corporate Constitution contains a Dividend Policy that entitles holders of Class A Subordinate Voting Shares and holders of Class B Shares to dividends which, in aggregate in respect of a financial year, shall be: (a) equal to at least 10% of our After Tax Profits (as defined in our Corporate Constitution) for that financial year; and (b) on average, equal to at least 20% of our After Tax Profits for that year and the two immediately preceding financial years. We have complied with this requirement since 1992 and intend to continue to comply fully with this requirement.

Under our Corporate Constitution, if we fail to comply with the Dividend Policy for a period of two consecutive financial years, the holders of Class A Subordinate Voting Shares will have the exclusive right, voting separately as a class, to nominate and elect additional directors.  Under the Dividend Policy in the Corporate Constitution, our After Tax Profits available for distribution to holders of Class A Subordinate Voting Shares and Class B Shares will be calculated after payment of dividends on Preference Shares. We currently have no Preference Shares outstanding.

Our Board reserves the right to modify the dividend at any time and for any reason, subject to the requirements of the Corporate Constitution, particularly in response to financial, economic, operating or other relevant circumstances.

PLAN OF DISTRIBUTION

This prospectus may be used by the Selling Shareholders in connection with resales of the Registrable Securities.

The Selling Shareholders are parties to the Registration Rights Agreement pursuant to which we have filed this prospectus with the Ontario Securities Commission under the Canadian shelf prospectus system and a shelf registration statement including this prospectus with the SEC under the United States Securities Act of 1933 (the “U.S. Securities Act”) under the Multijurisdictional Disclosure System.

The Registration Rights Agreement provides that the Selling Shareholders may request that we file a prospectus supplement in respect of resales of the Registrable Securities in circumstances where the Newco shareholding and governance arrangements terminate pursuant to the terms of an exit agreement dated September 20, 2007 between Russian Machines, RM Sub, Newco, Newco I.5, Newco II, BNPP, 445327 Ontario Limited and 446 Holdings Inc. (the “Exit Agreement”).

BNPP may request that we file a prospectus supplement in respect of resales of the Registrable Securities if RM Sub defaults on the loan provided by BNPP indirectly to finance Newco II’s subscription for 20,000,000 of our Class A Subordinate Voting Shares issued by us to Newco II pursuant to the Arrangement. which is secured by an indirect pledge of the Registrable Securities (the “RM Loan”).  For more information about the terms and conditions of the RM Loan and the circumstances in which BNPP may realize on the Registrable Securities, see “The Arrangement — Sources of Funds for the Arrangement” and “Transaction Documents —Exit Agreement” in our management information circular/proxy statement dated July 25, 2007, which is incorporated herein by reference.

RM Sub, Newco I.5 and Newco II may also request that we file a prospectus supplement in respect of resales of the Registrable Securities following delivery of an exit notice by RM Sub under the Exit Agreement after September 20, 2009, pursuant to which RM Sub must withdraw its investment in Newco and Newco II and exit from its governance arrangements with the Stronach Trust.  See “Transaction Documents — Exit Agreement” in our management information circular/proxy statement dated July 25, 2007, which is incorporated herein by reference.

Following receipt of a request, we shall promptly notify each other Selling Shareholder, who will then have five calendar days to notify us in writing whether to have such Selling Shareholder’s Registrable Securities included in the offering.

We will be obligated to file a prospectus supplement on only three occasions if so requested, provided that the Registrable Securities that are the subject of the request have a market value in excess of $10,000,000. If Registrable Securities are to be disposed of in an underwritten public offering, we may designate the managing underwriter of such offering, subject to the approval of the holders holding a majority of the Registrable Securities.  The Registration Rights Agreement also provides that we must use our commercially reasonable efforts to maintain the listings of the Class A Subordinate Voting Shares on the TSX and the NYSE.  We will be responsible for registration expenses relating to this prospectus, shelf registration statement and the first two prospectus supplements (if any) filed pursuant to the Registration Rights Agreement.  All other expenses will be borne by the Selling Shareholders.  In addition, we will be obligated to provide customary indemnification of each Selling Shareholder and each underwriter of Registrable Securities and each person who controls such Selling Shareholder or underwriter within the meaning of the U.S. Securities Act and the Exchange Act.

We will not receive any of the proceeds from the sale of the Registrable Securities by the Selling Shareholders.  We have been advised by the Selling Shareholders that they may sell all or any portion of the Registrable Securities offered hereby from time to time:

•	directly to one or more purchasers; or

•
through underwriters, broker-dealers or agents, who may receive compensation in the form of fees, discounts, commissions or concessions from the Selling Shareholders or from the purchasers of Registrable Securities for whom they may act as agent.

The Registrable Securities may be distributed from time to time in one or more transactions:

•	at negotiated prices;

•	at a fixed price or prices (that may be subject to change);

•	at market prices prevailing at the time of sale; or

•	at various prices determined at the time of sale or at prices related to the prevailing market prices.

The prices will be determined by the Selling Shareholders or by agreement between the Selling Shareholders and underwriters or dealers who may receive fees, discounts, commissions or concessions in connection with the sale.  The aggregate proceeds to the Selling Shareholders from the sale of the Registrable Securities offered by them hereby will be the purchase price of the Registrable Securities less any fees, discounts, concessions and/or commissions, if any.

The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the price of the securities;

•	the names of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.

Any underwriter, dealer or agent that participates in an offering of Registrable Securities may be considered by the SEC under the U.S. Securities Act and by the Ontario Securities Commission under the Securities Act (Ontario) (the "OSA") to be an "underwriter". Any fees, discounts, concessions or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the U.S. Securities Act. We may agree to indemnify any underwriters, dealers and agents against, or contribute to any payments the underwriters, dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the U.S. Securities Act and the OSA. Underwriters and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Our auditors are Ernst & Young LLP, 222 Bay Street, Toronto Dominion Centre, Toronto, Ontario, M5K 1J7, Canada.

Our transfer agent is Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1.

LEGAL MATTERS

Certain matters relating to the offering of Registrable Securities will be passed upon on our behalf by Osler, Hoskin & Harcourt LLP and, on behalf of the Selling Shareholders, underwriters, dealers or agents, if any, by such counsel as may be named in the applicable prospectus supplement.

INTERESTS OF EXPERTS

As of September 19, 2007, the designated professionals (as defined under applicable securities laws) of Osler Hoskins & Harcourt LLP and CIBC World Markets Inc. each beneficially owned, directly or indirectly, less than 1% of our Class A Subordinate Voting Shares and 1% of our Class B Shares.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement of which this prospectus is a part insofar as required by the SEC’s Form F-10:

•	the documents listed under “Documents Incorporated by Reference” in this prospectus;

•	the consent of our auditors Ernst & Young LLP;

•	the consent of our Canadian counsel Osler, Hoskin & Harcourt LLP;

•	the consent of CIBC World Markets Inc.; and

•	powers of attorney from our directors and officers.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in the Province of Ontario provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. The securities legislation further provides a purchaser with remedies for rescission or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the Province of Ontario. The purchaser should refer to any applicable provisions of the securities legislation of the Province of Ontario for the particulars of these rights or consult with a legal advisor.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

Section 136 of the Business Corporations Act (Ontario) as amended, provides, in part, as follows:

(1)  A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of costs

(2)  A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

Limitation

(3)  A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request.

Same

(4)  In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Derivative actions

(4.1)  A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(4.2)  Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a)           was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)           fulfils the conditions set out in subsections (3) and (4).

Insurance

(4.3)  A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

(a)           in the individual’s capacity as a director or officer of the corporation; or

(b)           in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

Application to court

(5)  A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

(6)  Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

Section 5 of By-Law No. 1B-92 of the Corporation provides as follows:

Protection of Directors, Officers and Others

5.1             Limitation of Liability.  No director, officer or employee shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error in judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or employment or in relation thereto, unless the same are occasioned by his own negligence or wilful default; provided that nothing herein shall relieve any director, officer or employee from the duty to act in accordance with the Act or from liability for any breach thereof.

5.2             Indemnification.  The Corporation shall indemnify a director, officer, former director, former officer or a person who acts or acted at the Corporation’s request as a director or officer or other similar executive for another body corporate or other organization of which the Corporation is or was a shareholder (or other type of equity-holder) or creditor, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director, officer or other similar executive of such body corporate or other organization, to the full extent permitted by law.  The Corporation is authorized to enter into agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law and may purchase and maintain insurance against the risk of its liability to indemnify pursuant to this provision.

The Corporation carries liability insurance which provides for coverage for officers and directors of the Corporation and its subsidiaries, subject to a deductible for executive indemnification.  The policy does not provide coverage for losses arising from the breach of fiduciary responsibilities under statutory or common law or from violations of, or the enforcement of, pollutant laws and regulations.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Exhibits

         Exhibit
         Number                                           Description

4.1
Annual Information Form of the Registrant for the fiscal year ended December 31, 2006, dated March 29, 2007 (incorporated by reference to Exhibit 1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2006, dated March 29, 2007 and filed with the Commission) (No. 001-11444).

4.2
Audited Comparative Consolidated Financial Statements as at and for the year ended December 31, 2006, together with the notes thereto and the Auditors’ Report thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2006 and filed with the Commission) (No. 001-11444).

4.3
Management’s discussion and analysis of results of operations and financial condition for the year ended December 31, 2006 (incorporated by reference to the Registrant’s Report on Form 6-K for the month of February 2007, dated February 27, 2007 and filed with the Commission) (No. 001-11444).

4.4
Unaudited Comparative Consolidated Financial Statements for the three month and six month periods ended June 30, 2007, together with the notes thereto (incorporated by reference to the Registrant’s Report on Form 6-K for the month of August 2007, dated August 13, 2007 and filed with the Commission) (No. 001-11444).

4.5
Management’s discussion and analysis of results of operations and financial condition for the three month and six month periods ended June 30, 2007 (incorporated by reference to the Registrant’s Report on Form 6-K for the month of August 2007, dated August 13, 2007 and filed with the Commission) (No. 001-11444).

4.6
Management Information Circular/Proxy Statement in connection with the annual and special meeting of shareholders held on May 10, 2007 (incorporated by reference to the Registrant’s Report on Form 6-K for the month of March 2007, dated March 29, 2007 and filed with the Commission) (No. 001-11444).

4.7
Material Change Report of the Registrant dated May 17, 2007 (incorporated by reference to the Registrant’s Report on Form 6-K for the month of May 2007, dated May 17, 2007 and filed with the Commission) (No. 001-11444).

4.8
Management Information Circular/Proxy Statement dated July 25, 2007 in connection with the special meeting of shareholders held on August 28, 2007 (incorporated by reference to the Registrant’s Report on Form 6-K for the month of August 2007, dated August 2, 2007 and filed with the Commission) (No. 001-11444).

4.9
Material Change Report of the Registrant dated May 18, 2007 (incorporated by reference to the Registrant’s Report on Form 6-K for the month of May, 2007, dated May 18, 2007 and filed with the Commission) (No. 001-11444).

4.10
Material Change Report of the Registrant dated August 14, 2007 (incorporated by reference to the Registrant's Report of Form 6-K for the month of August 2007, dated August 14, 2007 and Filed with the Commission)(No. 001-11444)

5.1	Consent of Ernst & Young.

5.2	Consent of Osler, Hoskin & Harcourt LLP

5.3	Consent of CIBC World Markets Inc.

6.1	Powers of Attorney.*

* Previously Filed

P A R T   III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.  Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.  Consent to Service of Process.

Concurrently with the initial filing of the Registration Statement on Form F-10 on September 13, 2007, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the Registrant's agent for service of process shall be communicated promptly to the Commission by Amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Aurora, Province of Ontario, Country of Canada, on the 20th day of September, 2007.

    MAGNA INTERNATIONAL INC.
    (Registrant)

    By:            /s/  J. Brian Colburn
            J. Brian Colburn
            Executive Vice-President
              Secretary

III-1

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by or on behalf of the following persons on the dates and in the capacities indicated:

Signature	Title	Date

/s/ Donald J. Walker	Co-Chief Executive Officer and Director	September 20, 2007
Donald J. Walker

/s/ Siegfried Wolf	Co-Chief Executive Officer and Director	September 20, 2007
Siegfried Wolf

/s/ Vincent J. Galifi	Executive Vice-President, and Chief Financial Officer	September 20, 2007
Vincent J. Galifi

/s/ Patrick W. D. McCann	Vice-President and Controller	September 20, 2007
Patrick W. D. McCann

*	Chairman of the Board and Director	September 20, 2007
Frank Stronach

*	Director	September 20, 2007
Michael D. Harris

III-2

Signature	Title	Date

Director
Belinda Stronach

Director
Lady Barbara Thomas Judge

Director
Gregory C. Wilkins

Director
James D. Wolfensohn

III-3

Signature	Title	Date

*	Director	September 20, 2007
Louis E. Lataif

*	Director	September 20, 2007
Klaus Mangold

*	Director	September 20, 2007
Donald Resnick

*	Director	September 20, 2007
Franz Vranitzky

*	Director	September 20, 2007
Lawrence D. Worrall

*By: /s/ J. Brian Colburn
Name: J. Brian Colburn
Attorney-in-Fact

     Pursuant to the requirements of Section 6 (a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Magna International Inc. in the United States, in the Town of Aurora, Province of Ontario, Country of Canada, on the 20th day of  September, 2007.

    MAGNA INTERNATIONAL OF AMERICA, INC.
    (Authorized Representative)

    By:                         /s/  J. Brian Colburn
    J. Brian Colburn
    Executive Vice-President
    Secretary

III-4

EXHIBITS

         Exhibit
         Number            Description

4.1
Annual Information Form of the Registrant for the fiscal year ended December 31, 2006, dated March 29, 2007 (incorporated by reference to Exhibit 1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2006, dated March 29, 2007 and filed with the Commission) (No. 001-11444).

4.2
Audited Comparative Consolidated Financial Statements as at and for the year ended December 31, 2006, together with the notes thereto and the Auditors’ Report thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2006 and filed with the Commission) (No. 001-11444).

4.3
Management’s discussion and analysis of results of operations and financial condition for the year ended December 31, 2006 (incorporated by reference to the Registrant’s Report on Form 6-K for the month of February 2007, dated February 27, 2007 and filed with the Commission) (No. 001-11444).

4.4
Unaudited Comparative Consolidated Financial Statements for the three month and six month periods ended June 30, 2007, together with the notes thereto (incorporated by reference to the Registrant’s Report on Form 6-K for the month of August 2007,  dated August 13, 2007 and filed with the Commission) (No. 001-11444).

4.5
Management’s discussion and analysis of results of operations and financial condition for the three month and six month periods ended June 30, 2007 (incorporated by reference to the Registrant’s Report on Form 6-K for the month of August 2007,  dated August 13, 2007 and filed with the Commission) (No. 001-11444).

4.6
Management Information Circular/Proxy Statement in connection with the annual and special meeting of shareholders held on May 10, 2007 (incorporated by reference to the Registrant’s Report on Form 6-K for the month of March 2007, dated March 29, 2007 and filed with the Commission) (No. 001-11444).

4.7
Material Change Report of the Registrant dated May 17, 2007 (incorporated by reference to the Registrant’s Report on Form 6-K for the month of May 2007, dated May 17, 2007 and filed with the Commission) (No. 001-11444).

4.8
Management Information Circular/Proxy Statement dated July 25, 2007 in connection with the special meeting of shareholders held on August 28, 2007 (incorporated by reference to the Registrant’s Report on Form 6-K for the month of August 2007, dated August 2, 2007 and filed with the Commission) (No. 001-11444).

4.9
Material Change Report of the Registrant dated May 18, 2007 (incorporated by reference to the Registrant’s Report on Form 6-K for the month of May, 2007, dated May 18, 2007 and filed with the Commission) (No. 001-11444).

4.10
Material Change Report of the Registrant dated August 14, 2007 (incorporated by reference to the Registrant's Report of Form 6-K for the month of August 2007, dated August 14, 2007 and Filed with the Commission)(No. 001-11444)

5.1	Consent of Ernst & Young.

III-5

5.2	Consent of Osler, Hoskin & Harcourt LLP

5.3	Consent of CIBC World Markets Inc.

6.1	Powers of Attorney.*

* Previously Filed